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                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) [ ]

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                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

New York                                                    13-5160382
(State of incorporation                                     (I.R.S. employer
if not a U.S. national bank)                                identification no.)

One Wall Street, New York, N.Y.                             10286
(Address of principal executive offices)                    (Zip code)

                                   ---------

                          INTERNATIONAL PAPER COMPANY
              (Exact name of obligor as specified in its charter)

New York                                                    13-0872805
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

Two Manhattanville Road
Purchase, New York                                          10577
(Address of principal executive offices)                    (Zip code)

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                      New Floating Rates due July 8, 2002
                         New 8% Notes due July 8, 2003
                       New 8-1/8% Notes due July 8, 2005
                      (Title of the indenture securities)

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1.   General information. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

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          Name                Address
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     Superintendent of Banks of the State of  2 Rector Street, New York,
     New York                                 N.Y. 10006, and Albany, N.Y. 12203

     Federal Reserve Bank of New York         33 Liberty Plaza, New York,
                                              N.Y. 10045

     Federal Deposit Insurance Corporation    Washington, D.C. 20429

     New York Clearing House Association      New York, New York 10005

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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                                   SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of August, 2000.

                                                  THE BANK OF NEW YORK


                                                  By: /s/ MICHAEL CULHANE
                                                     --------------------------
                                                     Name:  Michael Culhane
                                                     Title: Vice President

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                                                                      EXHIBIT 7

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                      Consolidated Report of Condition of
                             THE BANK OF NEW YORK
                   of One Wall Street, New York, N.Y. 10286
                        And Foreign and Domestic Subsidiaries,
                   a member of the Federal Reserve System, at the close of business December 31, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                            Dollar Amounts
                   ASSETS                                     in Thousands
                   Cash and balances due from depository
                     institutions
                     Noninterest-bearing balances and
                       currency and coin ..................     $3,247,576
                     Interest-bearing balances ............      6,207,543
                   Securities
                     Held-to-maturity securities ..........        827,248
                     Available-for-sale securities ........      5,092,464
                   Federal funds sold and Securities
                     purchased under agreements to
                     resell ...............................      5,306,926
                   Loans and lease financing
                     receivables
                     Loans and leases, net of unearned
                       income .........37,734,000
                     LESS Allowance for loan and
                       lease losses ...   575,224
                     LESS Allocated transfer risk
                       reserve ........    13,278
                     Loans and leases, net of unearned
                       income, allowance, and reserve .....    37,145,498
                   Trading Assets  ........................     8,573,870
                   Premises and fixed assets (including
                     capitalized leases) ..................       723,214
                   0ther real estate owned ................        10,962
                   Investments in unconsolidated
                     subsidiaries and associated
                     companies ............................       215,006
                   Customers' liability to this bank on
                     acceptances outstanding ..............       682,590
                   Intangible assets ......................     1,219,736
                   Other assets ...........................     2,542,157
                                                              -----------
                   Total assets ...........................   $71,794,790
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                   LIABILITIES
                   Deposits
                     In domestic offices ..................   $27,551,017
                     Noninterest-bearing .......11,354,172
                     Interest-bearing ..........16,196,845
                     In foreign offices, Edge and
                     Agreement subsidiaries, and IBFs......    27,950,004
                     Noninterest-bearing .......   639,410
                     Interest-bearing ..........27,310,594
                   Federal funds purchased and Securities
                     sold under agreements to
                     repurchhase ..........................     1,349,708
                   Demand notes issued to the US
                     Treasury .............................       300,000
                   Trading liabilities ....................     2,339,554
                   Other borrowed money
                     With remaining maturity of one
                       year or less .......................       638,106
                     With remaining maturity of more
                       than one year through three
                       years ..............................           449
                     With remaining maturity of more
                       than three years ...................        31,080
                   Bank's liability on acceptances
                     executed and outstanding .............       684,185
                   Subordinated notes and debentures ......     1,552,000
                   Other liabilities ......................     3,704,252
                                                              -----------
                   Total liabilities ......................    66,100,355
                                                              -----------
                   EQUITY CAPITAL
                   Common stock ...........................     1,135,284
                   Surplus ................................       866,947
                   Undivided profits and capital
                     reserves .............................     3,765,900
                   Net unrealized holding gains
                     (losses) on available-for-sale
                     securities ...........................       (44,599)
                   Cumulative foreign currency
                     translation adjustments ..............       (29,097)
                                                              -----------
                   Total equity capital....................     5,694,435
                                                              -----------
                   Total liabilities and equity capital ...   $71,794,790
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                        I, Thomas J. Mastro, Senior Vice President and
                   Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve
                   System and is true to the best of my knowledge and belief.
                                                               Thomas J. Mastro

                        We, the undersigned directors, attest to the
                   correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                        Thomas A Renyr    )
                        Alan R. Griffith  )   Directors
                        Gerald L. Hassell )